Exhibit 99.1

ZipRealty Announces Fourth Quarter and Full-Year 2010 Results

Full year net revenues of $118.7 million, a decrease of 3.6% from the prior year

Net revenues of $27.0 million in the fourth quarter, a 20% decrease from the year-earlier period

Full year Adjusted EBITDA loss of $9.9 million compared to a loss of $7.3 million in the prior year

EMERYVILLE, Calif. – March 8, 2011 - ZipRealty, Inc. (NASDAQ: ZIPR) today announced financial results for the fourth quarter and year ended December 31, 2010. For the fourth quarter, net revenues were $27.0 million, a 20% decrease from the $33.9 million reported in the fourth quarter last year. The Company’s net loss for the quarter was $4.0 million or $0.20 per share, compared to a net loss of $2.1 million, or $0.11 per share, in the year-ago period. Adjusted EBITDA for the quarter was a $2.6 million loss versus a loss of $0.9 million in the fourth quarter last year.

Lanny Baker, President and CEO of ZipRealty, commented, “The residential real estate market had a volatile year in 2010, and ZipRealty’s financial performance, particularly in the second half of the year, was disappointing. We anticipate similarly challenging market trends in 2011, and we have taken steps to reduce costs, shutter underperforming operations and focus resources on our most attractive opportunities. Although our balance sheet remains healthy, it is imperative that ZipRealty move quickly toward sustainable profitability. The reorganization undertaken in January is expected to eliminate more than $20 million in annual operating costs, and we expect ZipRealty to achieve positive Adjusted EBITDA for 2011.”

Mr. Baker continued, “Beginning with our transition to an independent contractor relationship with agents in 2010 and extending through the recent redesign of our website and the changes we are making in our marketing approach and our business model, ZipRealty is refocusing to better capitalize on its strengths in customer service, industry-leading technology and efficient online marketing capabilities. Our goal is to build a successful technology- and marketing-driven company that empowers real estate customers and the agents who serve them. We are gaining momentum toward these goals in early 2011, and to this end we expect to make additional changes to our business during the year.”

The Company announced the following operating metrics for the fourth quarter of 2010:

•	The total value of real estate transactions closed decreased to $1.1 billion in the fourth quarter of 2010 versus $1.5 billion in the same period last year.

•	The total number of transactions closed was 4,930 compared to 6,355 in the same period last year.

•	Average net transaction revenue per close decreased approximately 0.8% to $5,155 from $5,199 in the same period last year.

•

At December 31, 2010, there were 3,403 ZipRealty agents engaged, up from 3,085 agents at the end of the prior year and 3,305 agents at September 30, 2010. At February 28, 2011 there were approximately 2,500 agents after closing underperforming operations and completing the transition to an independent contractor agent model in all of our markets.

Balance Sheet & Liquidity

As of December 31, 2010, the Company had approximately $32.3 million of cash, cash equivalents and short-term investments, with no long-term debt. ZipRealty’s cash, cash equivalents and short-term investments decreased by approximately $2.2 million since September 30, 2010.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, Net Income (Loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss fourth quarter financial results will be webcast live on Tuesday, March 8, 2011 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 866-804-6924, passcode: 17056029. A replay of the call will also be available through March 15, 2011 at 888-286-8010 and passcode: 70612984.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage focused on finding better, faster ways to connect clients with the information, tools and professional services they value to complete their residential real estate transactions. The Company serves its clients through its combination of a leading online presence, robust proprietary technology and knowledgeable local real estate professionals in the field. The Company’s award-winning, user-friendly website and mobile applications give its clients on-the-go access to comprehensive local Multiple Listing

Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent productivity platform, helps increase the efficiency of real estate agents while reducing customer acquisition and management costs, allowing the Company to invest in making its value proposition differentiated and more attractive to both clients and agents. Founded in 1999, the Company operates in 23 major markets in 18 states and the District of Columbia. The Company also has referral arrangements with third-party brokerages in two markets where it does not conduct its own brokerage operations. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding challenging market trends in 2011, the impact of the Company’s steps to reduce costs, the Company’s expectation to achieve positive Adjusted EBITDA for 2011, the Company’s refocusing on better capitalizing on its strengths in customer service, industry-leading technology and efficient online marketing to empower real estate customers and agents, and expected additional changes to the Company’s business during 2011. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, recently announced changes to the Company’s business model and operations that may not realize intended results, the Company’s ability to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control, to develop, maintain and protect a strong brand identity, to protect arrangements for diversifying its revenue stream, to manage the growth of technology and control systems, and to successfully integrate new members of the management team, the Company’s testing of offering alternatives to rebates, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net transaction revenues	$25,414	$33,037	$113,637	$120,738
Marketing and other revenues	1,593	888	5,059	2,392

Net revenues	27,007	33,925	118,696	123,130

Operating expenses
Cost of revenues	15,731	19,181	68,302	72,197
Product development	2,344	2,534	9,276	9,429
Sales and marketing	9,784	11,265	43,545	41,881
General and administrative	3,210	3,333	13,376	13,405

Total operating expenses	31,069	36,313	134,499	136,912

Loss from operations	(4,062)	(2,388)	(15,803)	(13,782)

Other income (expense), net:
Interest income	33	85	253	718
Other income (expense), net	—	—	—	1

Total other income (expense), net	33	85	253	719

Loss before income taxes	(4,029)	(2,303)	(15,550)	(13,063)

Provision for (benefit from) income taxes	—	(171)	—	(171)

Net loss	$(4,029)	$(2,132)	$(15,550)	$(12,892)

Net loss per share:
Basic and diluted	$(0.20)	$(0.11)	$(0.76)	$(0.64)

Weighted average common shares outstanding:
Basic and diluted	20,454	20,226	20,510	20,242

Supplemental operating data (unaudited)
Number of ZipAgents at beginning of period	3,305	3,205	3,085	2,816
Number of ZipAgents at end of period	3,403	3,085	3,403	3,085
Total value of real estate transactions closed during period (in billions)	$1.09	$1.47	$4.96	$5.30
Number of transactions closed during period (1)	4,930	6,355	22,013	23,100
Average net revenue per transaction during period (2)	$5,155	$5,199	$5,162	$5,227

(1)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale.
(2)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP Adjusted EBITDA to net loss

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net loss	$(4,029)	$(2,132)	$(15,550)	$(12,892)
Add back:
Interest income	(33)	(85)	(253)	(718)
Provision for income taxes	—	(171)	—	(171)
Depreciation and amortization	519	634	2,228	2,588
Stock-based compensation expense	979	897	3,672	3,899

Non-GAAP Adjusted EBITDA	$(2,564)	$(857)	$(9,903)	$(7,294)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	December 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$13,393	$23,737
Short-term investments	18,948	20,397
Accounts receivable, net of allowance	1,959	1,603
Prepaid expenses and other current assets	2,123	2,726

Total current assets	36,423	48,463

Restricted cash	390	110
Property and equipment, net	2,712	3,390
Intangible assets, net	28	58
Other assets	252	371

Total assets	$39,805	$52,392

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,275	$1,620
Accrued expenses and other current liabilities	7,450	8,815

Total current liabilities	9,725	10,435

Other long-term liabilities	179	327

Total liabilities	9,904	10,762

Stockholders’ equity:
Common stock: $0.001 par value; 24,136 and 23,930 shares issued and 20,541 and 20,445 shares outstanding, respectively	24	24
Additional paid-in capital	156,384	152,440
Common stock warrants	—	4
Accumulated other comprehensive loss	13	(153)
Accumulated deficit	(108,925)	(93,375)
Treasury stock, at cost: 3,595 and 3,485 shares, respectively	(17,595)	(17,310)

Total stockholders’ equity	29,901	41,630

Total liabilities and stockholders’ equity	$39,805	$52,392

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2010	2009
Cash flows from operating activities
Net loss	$(15,550)	$(12,892)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,198	2,557
Amortization of intangible assets	30	31
Stock-based compensation expense	3,672	3,899
Provision for doubtful accounts	74	3
Amortization of short-term investment premium (discount)	626	5
Loss on disposal of property and equipment	120	44
Changes in operating assets and liabilities
Accounts receivable	(430)	19
Prepaid expenses and other current assets	603	716
Other assets	119	405
Accounts payable	655	(549)
Accrued expenses and other current liabilities	(1,319)	2,063
Other long-term liabilities	(148)	(114)

Net cash used in operating activities	(9,350)	(3,813)

Cash flows from investing activities
Restricted cash	(280)	20
Purchases of short-term investments	(5,174)	(16,084)
Proceeds from sale and maturity of short-term investments	6,163	26,664
Purchases of property and equipment	(1,577)	(1,411)

Net cash provided by (used in ) investing activities	(868)	9,189

Cash flows from financing activities
Proceeds from stock option exercises	159	21
Purchase of treasury stock	(285)	(160)

Net cash used in financing activities	(126)	(139)

Net increase (decrease) in cash and cash equivalents	(10,344)	5,237

Cash and cash equivalents at beginning of period	23,737	18,500

Cash and cash equivalents at end of period	$13,393	$23,737

ZipRealty, Inc.

Results of Operations - Existing and New Markets

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended December 31, 2010			Three months ended December 31, 2009
	Existing	New	Total	Existing	New	Total
	(in thousands)			(in thousands)
Statements of Operations Data
Net transaction revenues	$20,827	$4,587	$25,414	$27,353	$5,684	$33,037
Marketing and other revenues	191	25	216	102	25	127

Net revenues	21,018	4,612	25,630	27,455	5,709	33,164

Operating expenses:
Cost of revenues	13,047	2,684	15,731	16,200	2,981	19,181
Sales and marketing	6,155	1,816	7,971	6,836	2,095	8,931

Total operating expenses	19,202	4,500	23,702	23,036	5,076	28,112

Income (loss) from market operations	$1,816	$112	$1,928	$4,419	$633	$5,052

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended December 31, 2010			Three months ended December 31, 2009
	Existing	New	Total	Existing	New	Total
Statements of Operations Data

Net transaction revenues	99.1%	99.5%	99.2%	99.6%	99.6%	99.6%
Marketing and other revenues	0.9%	0.5%	0.8%	0.4%	0.4%	0.4%

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Operating expenses:
Cost of revenues	62.1%	58.2%	61.4%	59.0%	52.2%	57.8%
Sales and marketing	29.3%	39.4%	31.1%	24.9%	36.7%	26.9%

Total operating expenses	91.4%	97.6%	92.5%	83.9%	88.9%	84.7%

Income (loss) from market operations	8.6%	2.4%	7.5%	16.1%	11.1%	15.3%

Other Operating Data

Number of markets (1)	23	12	35	23	12	35

Number of transactions closed during the period (2)
Buyer representation	3,608	900	4,508	4,634	1,162	5,796
Seller representation	317	105	422	444	115	559

	3,925	1,005	4,930	5,078	1,277	6,355

Average net revenue per transaction (3)	$5,306	$4,564	$5,155	$5,387	$4,450	$5,199
Number of ZipAgents at end of the period	2,681	722	3,403	2,429	656	3,085

(1)	Existing markets include markets opened as of December 31, 2006 and new markets include markets opened in 2007 and later. Westchester County, NY and Long Island, NY were combined during 2009 and are included as one market for all periods presented.

    Comparable existing markets:

Atlanta, GA	Houston, TX	Phoenix, AZ
Austin, TX	Las Vegas, NV	Sacramento, CA
Baltimore, MD	Los Angeles, CA	San Diego, CA
Boston, MA	Miami, FL	San Francisco Bay Area, CA
Chicago, IL	Minneapolis, MN	Seattle, WA
Dallas, TX	Orange County, CA	Tampa, FL
Fresno/Central Valley, CA	Orlando, FL	Washington, DC
Greater Philadelphia Area, PA	Palm Beach, FL

New markets and the month opened:

Naples, FL	March 2007	Virginia Beach, VA	August 2007
Tucson, AZ	March 2007	Charlotte, NC	August 2007
Denver, CO	April 2007	Raleigh-Durham, NC	September 2007
Jacksonville, FL	May 2007	Westchester County/Long Island, NY	December 2007
Salt Lake City, UT	July 2007	Hartford, CT	July 2008
Richmond, VA	July 2007	Portland, OR	April 2009

(2)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale
(3)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period